                                                                               .
                                                                               .
                                                                               .


                                                                     EXHIBIT 8.1

                                                                                                                      DIRECT OR
                                                                                                                      INDIRECT
                                                                   JURISDICTION OF            TOTAL PAID-IN CAPITAL   EQUITY
NAME OF SUBSIDIARY                       MAIN BUSINESS             INCORPORATION              OF SUCH ENTITY          INTEREST
------------------------------------     -------------------       ----------------------     ---------------------   ---------
Hui Ying Investment, Ltd............     Investment                Taiwan, ROC                NT$500,000,000              100%
Joytech Co., Ltd....................     Systems solutions         Taiwan, ROC                NT$96,775,000             87.98%
Macronix America, Inc...............     Sales and marketing       California, USA            US$100,000                  100%
Macronix Europe N.V.................     Sales and marketing       Belgium                    EUR 62,000                  100%
Macronix (B.V.I.) Co., Ltd..........     Investment                British Virgin Islands     US$169,647,826              100%
New Trend Technology Inc............     IC design                 California, USA            US$23,000,000               100%
Wedgewood International Ltd.........     Investment                British Virgin Islands     US$35,010,000               100%
Macronix Pte Ltd....................     Sales and marketing       Singapore                  US$100,000                  100%
Kang Bao Investment Ltd.............     Investment                Taiwan, ROC                NT$500,000,000              100%
Run Hong Investment Ltd.............     Investment                Taiwan, ROC                NT$500,000,000              100%
MaxNova Inc.........................     IC design                 Taiwan, ROC                NT$50,000,000               100%
Macronix (Hong Kong) Co., Ltd.......     Sales and marketing       Hong Kong                  US$1,000,000                100%